As filed with the Securities and Exchange Commission on December 20, 2024

Registration No. 333-263744
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Red River Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	72-1412058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 301	71301
Alexandria, LA	(Zip Code)
(Address of Principal Executive Offices)
RED RIVER BANK 401(K) PROFIT SHARING PLAN
(Full title of the plan)
R. Blake Chatelain
President and Chief Executive Officer
Red River Bancshares, Inc.
1412 Centre Court Drive, Suite 301
Alexandria, Louisiana 71301
(Name and address of agent for service)

(318) 561-4000
(Telephone number, including area code, of agent for service)

With copies to:
Kelly C. Simoneaux
Clinton H. Smith
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
(504) 582-8000
(504) 582-8583 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

INTRODUCTION

Red River Bancshares, Inc., a Louisiana corporation (the “Company” or the “Registrant” or “we”), registered on a Registration Statement on Form S-8 (File no. 333-263744) filed on March 21, 2022 (the “Original Registration Statement”), 150,000 shares of the Company's common stock, no par value per share (the “Common Stock”), to be offered and sold under the Red River Bank 401(k) Profit Sharing Plan (the “Plan”), and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

The Board of Directors of the Registrant has taken action to terminate the Company stock fund in the Plan and is no longer offering or issuing its securities pursuant to the Plan. In accordance with an undertaking made by the Registrant in the Original Registration Statement to remove from registration by means of a post-effective amendment any securities registered under the Original Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1 any securities registered under the Original Registration Statement that remain unsold as of the date hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Louisiana, on December 20, 2024.
RED RIVER BANCSHARES, INC.
By: /s/ R. Blake Chatelain
R. Blake Chatelain
President and Chief Executive Officer

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or such other person who administers the 401(k) Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Louisiana, on December 20, 2024.

RED RIVER BANK 401(K) PROFIT
SHARING PLAN

By: /s/ Andrew B. Cutrer
Senior Vice President and Director of
Human Resources, Red River Bank